                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

      Filed by the Registrant /X/

      Filed by a Party other than the Registrant / /

      Check the appropriate box:
      / /        Preliminary Proxy Statement
      / /        Confidential, for Use of the Commission Only (as permitted by Rule
                 14a-6(e)(2))
      /X/        Definitive Proxy Statement
      / /        Definitive Additional Materials
      / /        Soliciting Material Pursuant to Section240.14a-12

                                                   HARDINGE INC.
      ----------------------------------------------------------------------------------
                       (Name of Registrant as Specified In Its Charter)

      ----------------------------------------------------------------------------------
           (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
     (1) Title of each class of securities to which transaction applies:
         -----------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
         -----------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
         -----------------------------------------------------------------------
     (5) Total fee paid:
         -----------------------------------------------------------------------

/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:
         -----------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:
         -----------------------------------------------------------------------
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
[LOGO]

                                 HARDINGE INC.

                            ------------------------

               NOTICE OF 2002 ANNUAL MEETING AND PROXY STATEMENT

                             ---------------------

Dear Stockholder:

    The directors and officers of Hardinge Inc. are pleased to invite you to attend the 2002 Annual Meeting of our stockholders, which will be held at the Company's corporate headquarters, One Hardinge Drive, Elmira, New York, on Tuesday, May 7, 2002, at 9:00 A.M.

    At the meeting, we will (1) elect three Class II directors, (2) vote on a proposal to approve the Hardinge Inc. 2002 Incentive Stock Plan and (3) vote on a proposal to ratify the appointment of Ernst & Young LLP as Hardinge's independent public accountants, each as described in the formal notice of the meeting and Proxy Statement appearing on the following pages. We also will report on the progress of Hardinge and comment on matters of current interest. Stockholders will have an opportunity to comment or ask questions.

    Your vote is important. Whether or not you expect to attend the meeting and regardless of the number of shares you own, please be sure to fill in, sign and return the enclosed proxy. A prompt return of your proxy will be appreciated.

                                          Sincerely,

                                          /s/ J. Patrick Ervin

                                          J. Patrick Ervin
                                          Chief Executive Officer and President

        Corporate Headquarters-One Hardinge Drive, Elmira, NY 14902-1507

                                 HARDINGE INC.

                      ONE HARDINGE DRIVE, ELMIRA, NY 14902

                            ------------------------

                             TO THE STOCKHOLDERS OF
                                 HARDINGE INC.

                            ------------------------

    NOTICE IS HEREBY GIVEN that the 2002 Annual Meeting of the Stockholders of HARDINGE INC. will be held at the Company's corporate headquarters, One Hardinge Drive, Elmira, New York, on Tuesday, May 7, 2002, at 9:00 A.M., for the following purposes:

    (1) To elect to the Board of Directors three Class II directors;

    (2) To consider approval of the Hardinge Inc. 2002 Incentive Stock Plan;

    (3) To consider ratification of the appointment of Ernst & Young LLP as Hardinge's independent public accountants for the fiscal year ending December 31, 2002; and

    (4) To consider and transact such other business as may properly come before the meeting or any adjournment thereof.

    The close of business on March 18, 2002 has been fixed as the record date for the determination of the stockholders entitled to notice of and to vote at the meeting.

                                          By Order of the Board of Directors,

                                          /s/ J. PHILIP HUNTER

                                          J. PHILIP HUNTER
                                          Secretary

Dated: April 1, 2002
     Elmira, New York

                      2002 ANNUAL MEETING OF STOCKHOLDERS

                                PROXY STATEMENT

                               TABLE OF CONTENTS

INFORMATION ABOUT THE PROXY MATERIALS AND THE ANNUAL
  MEETING...................................................      1

ACTION TO BE TAKEN UNDER THE PROXY..........................      2

PROPOSAL NO. 1--NOMINEES FOR ELECTION AS DIRECTORS..........      2

COMMON STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND
  MANAGEMENT................................................      4

  5% Beneficial Ownership Table.............................      4

  Security Ownership of Management..........................      5

  Section 16(a) Beneficial Ownership Reporting Compliance...      6

COMPENSATION OF EXECUTIVE OFFICERS..........................      6

  Report of the Compensation Committees on Executive
    Compensation............................................      6

  Compensation Committee Interlocks and Insider
    Participation...........................................      8

  Summary Compensation Table................................      9

  Stock Price Performance Graph.............................     10

  Pension Plan..............................................     11

  Employment Agreements.....................................     11

COMPENSATION OF DIRECTORS AND COMMITTEE MEETINGS............     11

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS.....     12

PROPOSAL NO. 2--PROPOSAL TO ADOPT THE HARDINGE INC. 2002
  INCENTIVE STOCK PLAN......................................     13

PROPOSAL NO. 3--PROPOSAL TO RATIFY THE APPOINTMENT OF
  INDEPENDENT AUDITORS......................................     16

STOCKHOLDER PROPOSALS FOR 2003 ANNUAL MEETING...............     17

OTHER MATTERS...............................................     17

APPENDIX A--THE HARDINGE INC. 2002 INCENTIVE STOCK PLAN.....    A-1

                                 HARDINGE INC.
                      ONE HARDINGE DRIVE, ELMIRA, NY 14902

                             ---------------------

                                PROXY STATEMENT
                             ---------------------

    This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors for use at the Annual Meeting of Stockholders (the "Annual Meeting") of Hardinge Inc. (the "Company") to be held on Tuesday, May 7, 2002 at 9:00 A.M., at the Company's corporate headquarters, One Hardinge Drive, Elmira, New York. This Proxy Statement and the accompanying Proxy and Notice of Annual Meeting of Stockholders are being mailed to stockholders on or about April 1, 2002. A stockholder granting a proxy has the right to revoke it by filing with the Secretary of the Company prior to the time such proxy is voted a duly executed proxy bearing a later date, by attending the Annual Meeting and voting in person, or by otherwise notifying the Secretary of the Company in writing of such stockholder's intention to revoke such proxy prior to the time such proxy is voted.

    If the enclosed proxy card is returned properly signed, the shares represented will be voted in accordance with your directions. You can specify your choices by marking the appropriate boxes. If your proxy card is signed and returned without specifying choices, the shares will be voted as recommended by the directors. Abstentions are voted neither "for" nor "against," but are counted in the determination of a quorum. If you wish to give your proxy to someone other than those individuals designated on the enclosed proxy card, all three names appearing on the proxy card must be crossed out and the name of another person or persons inserted. The signed card must be presented at the meeting by the person or persons representing you.

    As a matter of policy, proxies, ballots and voting tabulations that identify individual shareholders are kept private by the Company. Such documents are available for examination only by the inspectors of election and certain personnel associated with processing proxy cards and tabulating the vote. The vote of any shareholder is not disclosed except as may be necessary to meet legal requirements.

    Shares allocated to the accounts of participants in the Hardinge Inc. Savings Plan may be voted through separate participant direction cards that have been mailed to participants in the Plan along with this Proxy Statement. If a participant also owns shares outside this plan, the participant must return both the proxy card and the participant direction card. The trustee of this Plan will vote the number of shares allocated to a participant's account or accounts under such plan in accordance with the directions on the participant direction card. Shares for which the trustee receives no instructions will be voted by the trustee in the same proportion as shares for which voting instructions have been received.

    Only stockholders of record at the close of business on March 18, 2002 are entitled to receive notice of and to vote at the Annual Meeting. As of March 18, 2002, there were 8,802,593 shares of Common Stock outstanding and entitled to vote. Each share of Common Stock is entitled to one vote. There are no cumulative voting rights. Nominees for director will be elected by a plurality of votes cast at the Annual Meeting by holders of Common Stock present in person or by proxy and entitled to vote on such election. Any other matter requires the affirmative vote of a majority of the votes cast at the meeting, except as otherwise provided in the Certificate or By-laws. Only shares affirmatively voted in favor of a nominee will be counted toward the achievement of a plurality. Votes withheld (including broker non-votes) and abstentions are counted as present for the purpose of determining a quorum but are not counted as votes cast.

                       ACTION TO BE TAKEN UNDER THE PROXY

    It is proposed that at the Annual Meeting action will be taken on the matters set forth in the accompanying Notice of Annual Meeting of Stockholders and described in this Proxy Statement. The Board of Directors does not know of any other business to be brought before the Annual Meeting, but it is intended that, as to any such other business, a vote may be cast pursuant to the proxies granted in the form of the enclosed proxy card in accordance with the judgment of the person or persons acting thereunder; and should any herein-named nominee for the office of director become unable to accept nomination or election, which is not anticipated, it is intended that the persons acting under such proxies will vote for the election in the stead of such nominee of such other person as the Board of Directors may recommend.

PROPOSAL NO. 1:

                       NOMINEES FOR ELECTION AS DIRECTORS

    The Company's Board of Directors is divided into three classes. Nominees Daniel J. Burke, J. Philip Hunter and Albert W. Moore are Class II directors and if elected at the Annual Meeting, will serve a term of three years expiring at the 2005 Annual Meeting or when their respective successors have been duly elected and qualified.

    The following table sets forth with respect to each nominee for director and each director continuing in office such person's length of service as a director, age, principal occupation during the past five years, other positions such person holds with the Company, if any, and any other directorships such person holds in companies with securities registered pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act").

           THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL NOMINEES.

                              PRINCIPAL OCCUPATIONS DURING PAST 5 YEARS;      LENGTH OF SERVICE
                                OTHER POSITIONS HELD WITH THE COMPANY;         AS DIRECTOR AND
NAME AND AGE               OTHER DIRECTORSHIPS OF PUBLICLY TRADED COMPANIES   EXPIRATION OF TERM
------------               -------------------------------------------------  ------------------
NOMINEES FOR CLASS II DIRECTORS:

Daniel J. Burke .........  President and Chief Executive Officer, Swift       Since 1998
  (Age 61)                 Glass Co., Inc., a fabricator of glass component    Expires 2002
                           parts; Member of the Company's Audit and
                           Investment Committees.

J. Philip Hunter.........  Partner, Sayles & Evans, a law firm; Secretary of  Since 1992
  (Age 59)                 the Company; Member of the Company's Executive,     Expires 2002
                           Compensation and Investment Committees.

Albert W. Moore..........  Retired since January 1998. Prior to that date,    Since 1998
  (Age 67)                 President, Association for Manufacturing            Expires 2002
                           Technology, a trade association representing the
                           machine tool and related equipment manufacturers
                           of the United States; Member of the Company's
                           Executive, Compensation, Incentive Compensation,
                           and Nominating Committees.

                              PRINCIPAL OCCUPATIONS DURING PAST 5 YEARS;      LENGTH OF SERVICE
                                OTHER POSITIONS HELD WITH THE COMPANY;         AS DIRECTOR AND
NAME AND AGE               OTHER DIRECTORSHIPS OF PUBLICLY TRADED COMPANIES   EXPIRATION OF TERM
------------               -------------------------------------------------  ------------------
CONTINUING IN SERVICE:

CLASS I DIRECTORS:

Richard J. Cole..........  Owner and President of CCS, a consulting company;  Since 1991
  (Age 70)                 retired June 2000 as President and Chief            Expires 2004
                           Operating Officer, Meritus Consulting Services,
                           LLC, a management consulting firm; formerly
                           Division Vice President, IBM Corporation, a
                           manufacturer of information equipment; Member and
                           Chairman of the Company's Audit Committee; Member
                           of the Company's Executive, Compensation,
                           Incentive Compensation and Investment Committees.

J. Patrick Ervin.........  Chief Executive Officer of the Company since May   Since 2001
  (Age 44)                 1, 2001, and President since April 2000; formerly   Expires 2004
                           Chief Operating Officer, Executive Vice President
                           --Operations, and Senior Vice President --
                           Manufacturing, Engineering and marketing.

E. Martin Gibson.........  Non-Executive Chairman of the Board of the         Since 1981
  (Age 64)                 Company since May 1, 2001; retired December 1994    Expires 2004
                           as Chairman and Chief Executive Officer, Corning
                           Lab Services, Inc., provider of clinical and
                           pharmaceutical laboratory services, formerly a
                           subsidiary of Corning Incorporated, and as a
                           Director, Corning Incorporated, a specialty
                           materials manufacturer. Member and Chairman of
                           the Company's Executive, Compensation, Incentive
                           Compensation and Nominating Committees.

CLASS III DIRECTORS:

James L. Flynn...........  Retired since March 1994. Prior to that date,      Since 1984
  (Age 67)                 Senior Vice President -- Investment Services,       Expires 2003
                           Corning Incorporated; Member and Chairman of the
                           Company's Investment Committee; Member of the
                           Company's Executive, Audit and Nominating
                           Committees.

Douglas A. Greenlee......  Owner, Harpers Ferry Wood Products; Vice           Since 1979
  (Age 54)                 President of the Company from 1993-April, 1999;     Expires 2003
                           Member of the Company's Investment Committee.

Richard L. Simons........  Executive Vice President and Chief Financial       Since 2001
  (Age 46)                 Officer of the Company since April 2000; formerly   Expires 2003
                           Senior Vice President and Chief Financial
                           Officer.

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

    The only persons who, to the knowledge of the management of the Company, owned beneficially on December 31, 2001 more than 5% of the Common Stock of the Company are set forth below. Unless otherwise indicated, each of the persons named below has sole voting and investment power with respect to the shares listed.

                                                                SHARES OWNED AND
                      NAME AND ADDRESS                        NATURE OF BENEFICIAL
                    OF BENEFICIAL OWNER                            OWNERSHIP            %
                    -------------------                       --------------------   --------
David L. Babson & Company Inc...............................        1,223,550         13.90%
  One Memorial Drive
  Cambridge, MA 02142
Chemung Canal Trust Company(1)..............................          730,789          8.30%
  One Chemung Canal Plaza
  Elmira, NY 14901
Hardinge Inc. Savings Plan(2)...............................          715,488          8.13%
  c/o State Street Bank and Trust Company, Trustee
  225 Franklin Street
  Boston, MA 02110
Dimensional Fund Advisors Inc...............................          662,800          7.53%
  1299 Ocean Avenue, 11th Floor
  Santa Monica, CA 90401
J. Patrick Ervin(3).........................................          449,679          5.12%
  One Hardinge Drive
  Elmira, NY 14902
Richard L. Simons(4)........................................          454,853          5.18%
  One Hardinge Drive
  Elmira, NY 14902

------------------------

(1) Chemung Canal Trust Company ("CCTC") held 730,789 shares of Common Stock for various parties in personal trusts, agency and custodial accounts, pension accounts, estates and guardianships, with respect to which shares CCTC had sole voting power as to 584,173 shares, shared voting power with respect to 146,616 shares, sole investment power with respect to 406,035 shares and shared investment power with respect to 146,616 shares.

(2) Includes all shares of Common Stock held by State Street Bank and Trust Company as the Trustee of the Hardinge Inc. Savings Plan. The participants in said Plan may instruct the Trustee as to the voting of 594,615 of such shares. If no instructions are received, the Trustee votes the shares in the same proportion as it votes all of the shares for which instructions are received. The power to dispose of said shares is restricted by the provisions of the Plan. With respect to 120,873 shares held by State Street Bank and Trust Company as trustee of said Savings Plan, the trustee has the power to vote and dispose of said shares, except that it is required in the event of a tender offer or of any corporate action requiring a greater than majority vote of stockholders to act in accordance with instructions received from Plan participants. Does not include 7,700 shares held by State Street Bank and Trust Company acting in other fiduciary capacities.

(3) As of February 1, 2002. See footnote (4) under Security Ownership of Management.

(4) As of February 1, 2002. See footnote (8) under Security Ownership of Management.

                        SECURITY OWNERSHIP OF MANAGEMENT

    Set forth below is the number of shares of Common Stock of the Company beneficially owned on February 1, 2001 by the directors and nominees for directors, by the Executive Officers employed on December 31, 2001 and listed in the Summary Compensation Table and by all directors and Executive Officers of the Company as a group. Unless otherwise indicated, each of the persons named below, and directors and officers as a group, has sole voting and investment power with respect to the shares listed.

                                                               SHARES OWNED AND
                                                                    NATURE
                          NAME OF                                OF BENEFICIAL
                      BENEFICIAL OWNER                           OWNERSHIP(1)          %
                      ----------------                        -------------------   --------
Daniel J. Burke(2)..........................................           6,420             *
Richard J. Cole.............................................          17,252             *
Joseph T. Colvin(3).........................................          29,377             *
J. Patrick Ervin(4).........................................         449,679          5.12%
James L. Flynn(5)...........................................          14,468             *
E. Martin Gibson............................................          27,302             *
Douglas A. Greenlee(6)......................................          60,908             *
Richard B. Hendrick.........................................           3,277             *
J. Philip Hunter............................................          17,654             *
Albert W. Moore(7)..........................................           8,610             *
Richard L. Simons(8)........................................         454,853          5.18%
Douglas C. Tifft............................................          75,985             *
All Executive Officers and Directors as a Group (14 persons
  including the above)(9)                                            798,978          9.09%

*Less than one percent of the Company's outstanding shares of Common Stock.

------------------------

(1) Includes shares which may be purchased pursuant to stock options held by directors that were exercisable within 60 days of February 1, 2002. Messrs. Cole, Flynn, Gibson and Hunter each held 4,500, Mr. Moore 3,000, Mr. Burke 2,250, and Mr. Greenlee 1,500 of such options to purchase shares of Common Stock. Also includes all shares held by the Trustee of the Hardinge Inc. Savings Plan allocated to members of the group who have sole voting power with respect to said shares. The Trustee holds for the benefit of Messrs. Colvin, Ervin, Hendrick, Simons and Tifft and all Executive Officers as a group 2,067, 1,289, 27, 1,754, 1,334 and 6,550 shares, respectively. Also includes shares subject to forfeiture and restrictions on transfer granted pursuant to the Company's 1996 Incentive Stock Plan.

(2) Includes 150 shares held by Mr. Burke's spouse, as to which Mr. Burke disclaims beneficial ownership.

(3) Includes 2,190 shares held by Mr. Colvin's spouse, as to which shares Mr. Colvin disclaims beneficial ownership.

(4) Sole beneficial owner of 65,793 shares of Common Stock and shares as trustee with Richard L. Simons (see footnote 8 below) voting and dispositive powers as to 383,886 shares of Common Stock as trustees under the Company's Pension Plan.

(5) Includes 1,875 shares held by Mr. Flynn's spouse, as to which shares Mr. Flynn disclaims beneficial ownership.

(6) Sole beneficial owner of 6,295 shares of Common Stock, and 53,113 shares are held with two others as attorneys-in-fact for another.

(7) Includes 450 shares held by Mr. Moore's spouse, as to which shares Mr. Moore disclaims beneficial ownership.

(8) Sole beneficial owner of 70,967 shares of Common Stock and shares as trustee with J. Patrick Ervin (see footnote 4 above) voting and dispositive powers as to 383,886 shares of Common Stock as trustees under the Company's Pension Plan.

(9) Includes 383,886 shares of Common Stock owned by the Company's Pension Plan as to which Messrs. Ervin and Simons share, as trustees, voting and dispositive powers.

               COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

    Section 16(a) of the Exchange Act requires the Company's directors and executive officers, and persons who own more than ten percent of the Company's Common Stock, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Certain officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file. To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and its representatives and certain representations that no other reports were required, all persons subject to these reporting requirements filed the required reports on a timely basis.

                       COMPENSATION OF EXECUTIVE OFFICERS

REPORT OF THE COMPENSATION COMMITTEES ON EXECUTIVE COMPENSATION:

    The Company's annual compensation policies applicable to executive officers are administered by the Compensation Committee (the "Committee") of the Board of Directors, all of which Committee members are non-employee directors. The compensation policies are designed to attract, motivate and retain qualified individuals required to manage the Company to meet its short- and long-term objectives and thereby increase stockholder value. Significant emphasis is also placed on encouraging executive officers to build their holdings of the Company's stock to align their goals with those of the stockholders. The Company's program on executive compensation consists of three primary components--base salary, annual incentive bonuses and long-term incentives under incentive stock plans. The Committee recommends to the Board of Directors the salaries and incentive bonuses of executive officers and the Incentive Compensation Committee administers the incentive stock plans. The Committees consider total individual performance and the overall financial and other significant conditions of the Company in making their compensation recommendations. Each of the three components of executive compensation is reviewed for competitiveness and reasonableness in relation to a group of companies the Committee deems comparable.

BASE SALARY:

    In April 2001, the Committee considered adjustments in officers' salaries. At that time the Committee considered the financial performance of the Company as a whole and the contribution of each of the executive officers. The Committee reviewed salaries recommended by Mr. J. Patrick Ervin for executive officers other than himself, together with a survey of executive salaries for other domestic machine tool manufacturers. Mr. Ervin's salary and other compensation were determined out of his presence. Consistent with the Committee's emphasis on incentive-based compensation, modest percentage increases in base salaries were granted, together with a substantial increase for Mr. Ervin upon his election to the position of Chief Executive Officer and a somewhat smaller increase for Mr. Simons, to reflect their assumption of increased responsibilities upon the retirement of Robert E. Agan as Chairman and Chief Executive Officer. For reasons unrelated to personal performance but instead to the continuing downturn in the machine tool business, Mr. Ervin's salary, together with all other officers, was reduced by 10% effective September 1, 2001. In connection with Mr. Agan's retirement as Chairman of the Board and Chief Executive Officer, the Compensation Committee approved a one-time cash payment of $50,000 to Mr. Agan together with the distribution to him of a life insurance policy on his life having an approximate value of $150,000. In determining these payments, the Committee considered a number of factors, including Mr. Agan's distinguished service to the Company for 44 years which included 18 years in the position of Chief Executive and Mr. Agan's level of total compensation prior to his retirement.

INCENTIVE BONUSES:

    The Committee administers the Company's incentive cash bonus program which provides flexibility to the Committee from year to year to meet the ever-changing business environment, provides competitive profit-focused cash incentives for the corporate officers and allows the Chief Executive Officer to establish specific individual objectives for all officers other than himself, the achievement of which is rewarded by year-end cash bonuses if the Company is sufficiently profitable. Although the Committee was pleased with the performance of the executive officers, no bonuses were granted to any of the current executives listed in the Summary Compensation Table.

    During 2001 the Compensation Committee had not yet developed a policy in order to qualify any compensation to the five highest-paid executive officers in excess of $1 Million per year for federal tax deductibility pursuant to Section 162(m) of the Internal Revenue Code of 1986, as amended. The Compensation Committee intends to balance the interests of the Company in maintaining flexible incentive plans and the manner and extent to which the Company benefits from the compensation package paid to any executive officer against the possible loss of a tax deduction if and when taxable compensation for any of the five highest-paid executive officers exceeds $1 Million per year.

E. Martin Gibson, Chair             Richard J. Cole
J. Philip Hunter                    Albert W. Moore

REPORT OF THE INCENTIVE COMPENSATION COMMITTEE:

    Under the 1996 Incentive Stock Plan (the "Plan") shares of Common Stock have been set aside for grants to key employees of restricted stock, stock options and performance share awards. Under the Plan, restricted stock grants were selected by the Committee for award to key executives with a view to increasing executive ownership of Company stock to encourage their focus on long-term corporate results and to link a substantial portion of executive pay and financial incentive to increases in stockholder value. Individual grant awards are based upon an executive's responsibilities and role in increasing stockholder value and the Committee's evaluation of individual performance based upon qualitative and quantitative measurements. No consideration is given to the number of shares currently directly or indirectly owned. Restrictions on shares awarded lapse upon passage of time as established by the Committee on the date of the award, if said shares are not earlier forfeited. Under this Plan for the year 2001, Messrs. Ervin, Simons, Colvin, Tifft and Hendrick were awarded grants of 15,000, 10,000, 5,000, 8,000 and 5,000, respectively, restricted shares of Common Stock to be earned over an eight year period subject to forfeiture and restrictions on transfer. All of Messrs. Ervin and Simons' grants, and 50% of Messrs. Colvin, Tifft and Hendrick's grants were made subject to complete or partial forfeiture upon the Company's not meeting certain specified earnings per share targets for the year 2001. All of said shares were completely forfeited as of December 31, 2001. Not fulfilling certain other performance criteria established by the Committee resulted in an additional 25% forfeiture for those shares granted to Messrs. Colvin and Hendrick. For those shares not so forfeited, total unconditional vesting will occur only upon the completion of eight years of continuous service (as specified at the time of grant) or, if earlier, upon death, retirement after age 55, retirement prior to age 55 for reasons of total and permanent disability or retirement for other medical or health reasons which render an employee unable to perform his duties and responsibilities or termination in other limited circumstances. Partial vesting will occur if the employee is terminated during a period from one to eight years (as specified at the time of grant) for reasons other than gross deviation from duties and responsibilities. The Plan provides that the possibility of forfeiture shall lapse in its entirety and the Company shall deliver to the employee or his personal representative, free of any restrictions, certificates representing the shares of Restricted Stock in the event of a termination of the employee's employment with the Company or a subsidiary within four years following a change of control as defined in the agreements entered into pursuant to the Plan.

       E. Martin Gibson, Chair       Richard J. Cole      Albert W. Moore

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION:

    Messrs. Gibson, Cole, Hunter and Moore served as members of the Compensation Committee during 2001. Mr. Hunter is the Secretary of the Company and Mr. Hunter and Mr. Agan's son, Steven E. Agan, are partners with the law firm of Sayles & Evans. Sayles & Evans has acted as regular outside legal counsel to the Company since 1956 and the Company expects to continue to use such services in 2002. During 2001 the Company paid Sayles & Evans $243,390 for legal services. J. Patrick Ervin participates in the deliberations of the Compensation and Incentive Compensation Committees for the purpose of providing evaluations and recommendations with respect to the compensation paid to officers other than himself. However, Mr. Ervin neither participates nor is otherwise involved in the deliberations of the Compensation and Incentive Compensation Committees with respect to his own compensation, and those deliberations are conducted by the Compensation and Incentive Compensation Committees in executive session without Mr. Ervin present.

EXECUTIVE COMPENSATION:

    The following table sets forth information with respect to compensation paid by the Company for periods during the last three years to the Chief Executive Officer and the four other most highly compensated executive officers as measured by salary and bonus.

                           SUMMARY COMPENSATION TABLE

                                                                            LONG TERM
                                                                           COMPENSATION
                                            ANNUAL COMPENSATION(1)       ----------------
               NAME AND                 ------------------------------   RESTRICTED STOCK      ALL OTHER
          PRINCIPAL POSITION              YEAR      SALARY     BONUS        AWARDS(2)       COMPENSATION(3)
          ------------------            --------   --------   --------   ----------------   ---------------
J. Patrick Ervin......................    2001     $205,667   $    -0-      $      -0-          $ 2,350
  Chief Executive Officer and             2000      171,667     90,000          68,750            2,146
  President                               1999      155,000        -0-         180,000            2,089

Richard L. Simons.....................    2001      148,000        -0-             -0-            1,852
  Executive Vice President and            2000      135,333     75,000          68,750            1,694
  Chief Financial Officer                 1999      126,000        -0-         144,000            1,619

Joseph T. Colvin......................    2001      128,833        -0-          11,938            1,616
  Vice President --                       2000      128,667     35,000          41,250            1,613
  Workholding                             1999      126,000        -0-          90,000            1,582

Douglas C. Tifft......................    2001      118,833        -0-          38,200            1,487
  Senior Vice President--                 2000      116,000     55,000          55,000            1,452
  Administration                          1999      110,000        -0-         108,000            1,377

Richard B. Hendrick...................    2001      108,807        -0-          11,938              -0-
  Vice President and Controller           2000       49,000     10,000             -0-              -0-
                                          1999          -0-        -0-             -0-              -0-

Robert E. Agan........................    2001      127,500        -0-             -0-          221,597
  Chairman of the Board                   2000      302,000    330,000             -0-           10,491
  and Chief Executive Officer             1999      294,000        -0-         666,000           17,823
  Retired May 1, 2001

------------------------

(1) Any perquisites or other personal benefits received from the Company by any of the named executives were substantially less than the reporting thresholds for "other annual compensation" established by the Securities and Exchange Commission (the lesser of $50,000 or 10% of the individual's cash compensation).

(2) Reflects grants made in January of each of the respective years. In the year 2001, 100% of the shares granted to Messrs. Ervin and Simons, 75% of the shares granted to Messrs. Colvin and Hendrick and 50% of the shares granted to Mr. Tifft were forfeited on December 31, 2001 on account of the Company's failure to meet earnings per share targets and other performance criteria upon which said grants were conditioned. The awards shown for Messrs. Colvin, Tifft and Hendrick for the year 2001 reflect those shares not forfeited as of said date. As of December 31, 2001, Messrs. Ervin, Simons, Colvin, Tifft, Hendrick and Agan held 46,400, 43,000, 23,125, 42,500, 1,250 and 37,000, respectively, restricted shares of Common Stock having an aggregate value on that date of $443,120, $410,650, $220,844, $405,875,
    $11,938 and $353,350, respectively, based upon the closing price of the Company's Common Stock on December 31, 2001. The restrictions on these shares lapse on a scheduled time basis, or earlier, upon death and other conditions as provided in restricted stock agreements with said persons. The officers are entitled to vote said shares and to receive any and all dividends paid on the stock.

(3) Represents Company contributions to the Hardinge Inc. Savings Plan for each named executive officer, and for Mr. Agan for the years 2001, 2000 and 1999, $213,849, $8,241 and $15,521, respectively, reimbursement for taxes paid by Mr. Agan with respect to certain perquisites provided to him and for the year 2001, includes a special retirement bonus awarded to Mr. Agan.

PERFORMANCE GRAPH:

    The graph below compares the five-year cumulative total return for Hardinge Inc. Common Stock with the comparable returns for the Nasdaq National Market Composite Index and a group of six peer issuers selected for their presence in the machine tool industry. Said peer group includes Bridgeport Machines, Inc. (ceased public trading 8/19/99), Genesis Worldwide, Inc. (ceased public trading 6/2/00), Giddings & Lewis, Inc. (ceased public trading 9/30/97), Gleason Corporation (ceased public trading 3/29/00), Hurco Companies Inc., and Milacron, Inc. Cumulative total return represents the change in stock price and the amount of dividends received during the indicated period, assuming reinvestment of dividends. The graph assumes an investment of $100 on December 31, 1996. The stock performance shown in the graph is included in response to SEC requirements and is not intended to forecast or to be indicative of future performance.

                      COMPARATIVE FIVE-YEAR TOTAL RETURNS
                  HARDINGE INC., NASDAQ COMPOSITE, PEER GROUP
              (PERFORMANCE RESULTS FROM 12/31/96 THROUGH 12/31/01)

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

Dollars

                  1996  1997  1998  1999  2000  2001
Hardinge, Inc.     100   144   109    80    92    64
NASDAQ-Composite   100   122   173   321   193   153
Peer Group         100   135    99    90    96    95

                                                                1996       1997       1998       1999       2000       2001
                                                              --------   --------   --------   --------   --------   --------
Hardinge Inc................................................    $100       $144       $109       $ 80       $ 92       $ 64
NASDAQ-Composite............................................     100        122        173        321        193        153
Peer Group..................................................     100        135         99         90         96         95

PENSION PLAN:

    The Company maintains a non-contributory defined benefit Pension Plan for all employees. Normal retirement is at age 65; however, retirement before age 65 can be selected under certain conditions. Annual pensions are computed on the basis of adjusted career average compensation, excluding bonuses. The adjusted career average compensation formula is the sum of (a) for service prior to December 1, 1993, 1.25% of the annual compensation rate as of December 1, 1993, times the number of years of service prior to December 1, 1993, plus (b) 1.5% of compensation on or after December 1, 1993. Pension amounts are not subject to reductions for Social Security benefits or offset amounts but are subject to federal law limitations on pensions payable under tax qualified plans.

    If the Executive Officers remain continuously employed at current compensation levels until retirement at the normal retirement age of 65, the estimated annual pension amounts payable under the Pension and Supplemental Plans for Messrs. Ervin, Simons, Colvin, Tifft and Hendrick would be $91,890, $69,628, $24,832, $59,639 and $30,649, respectively. Pensions described are straight-life annuity amounts not reduced by joint and survivorship provisions which are available to all retirees through reductions in pensions otherwise payable.

EMPLOYMENT AGREEMENTS:

    The Company has entered into written employment contracts with Messrs. Ervin, Simons, Colvin, Tifft and Hendrick (the "officers"). The term of each employment agreement is two years, with automatic, successive one-year extensions unless either party provides the other with 60 days' prior notice of termination. In the case of a change of control (as such term is defined in the employment agreements), the term of each officer's employment agreement will be automatically extended for a period of two years following the date of the change of control. Officers' bonuses shall be determined in accordance with an annual bonus policy.

    If an officer is terminated without cause, or resigns for good reason (as such term is defined in the employment agreements), such officer will be entitled to continued payment of his base salary for the greater of six months or the remainder of the current term. If an officer is terminated without cause or resigns for good reason (as such term is defined in the employment agreements) on or after a change of control, or resigns for any reason at any time six months or more following a change of control, such officer will be entitled (i) to receive a lump sum cash payment equal to one and one-half times the sum of his base salary in effect immediately prior to his termination or resignation (or as in effect immediately prior to the change of control, if higher) and his average annual bonus for the three years preceding the change of control, and (ii) to participate, at the Company's expense, in the Company's welfare benefit plans for a period of three years following his resignation or termination. Such lump sum cash payments shall be subject to reduction to the extent necessary to prevent any amounts or benefits due from being deemed "excess parachute payments" within the meaning of Section 280G of the Code.

                COMPENSATION OF DIRECTORS AND COMMITTEE MEETINGS

    The Board of Directors held six regularly scheduled meetings during the year ended December 31, 2001. The Board has standing Executive, Audit, Nominating, Compensation, Incentive Compensation and Investment Committees.

    The Chairman of the Executive Committee is Mr. Gibson. Other members are Messrs. Cole, Flynn, Hunter and Moore. During the interim between regular Board meetings, the Executive Committee possesses and may exercise certain powers of the Board in the management and direction of the Company. The Executive Committee held no meetings during 2001.

    The Chairman of the Audit Committee is Mr. Cole. Other members are Messrs. Burke and Flynn. The functions of the Audit Committee are to recommend engagement of independent accountants, review the arrangement and scope of the audit, review the activities and consider any comments made by the independent auditors with respect to any weaknesses in internal controls and consideration given, or the corrective action taken, by management. During the year, there were six Audit Committee meetings.

    The Chairman of the Nominating Committee is Mr. Gibson. Other members are Messrs. Flynn and Moore. The Committee selects and recommends to the Board nominees for election to the Board and also selects and recommends to the Board nominees for election as officers of the Company. The Committee will consider written recommendations by stockholders for election to the Board, if such recommendations are received by the Chairman of the Nominating Committee or to the Chairman of the Board of Directors, at its main office, One Hardinge Drive, Elmira, NY 14902. The Committee held three meetings during 2001.

    The Chairman of the Compensation and Incentive Compensation Committees is Mr. Gibson. Other members of the Compensation Committee include Messrs. Cole, Hunter and Moore and the Incentive Compensation Committee has two other members, Mr. Cole and Mr. Moore. The Compensation Committee reviews and recommends to the Board bonuses paid to employees, and salaries and bonuses of officers. The Incentive Compensation Committee administers the Company's 1996 Incentive Stock Plan and grants stock options and restricted stock awards thereunder. There were two meetings of the Compensation Committee and two meetings of the Incentive Compensation Committee during 2001.

    The Chairman of the Investment Committee is Mr. Flynn. Other members include Messrs. Burke, Cole, Greenlee, Hunter and Simons. The Committee reviews the investments and performance of the Trustees of the Pension and Savings Plans, fixes desirable goals and consults with the Trustees thereon. There were six meetings of the Committee during 2001.

    All members of the Board attended at least 75% of the aggregate number of Board meetings and meetings of committees of which they are members held during 2001.

    During 2001, the members of the Board who are not full-time employees of the Company were paid a quarterly fee of $500 ($1,250 until July 1, 2001) and $700 ($800 until July 1, 2001) for each Board and Committee meeting attended. In addition, each director received 1,290 shares of Common Stock and pursuant to the Company's 1996 Incentive Stock Plan, an option to purchase 750 shares of Common Stock effective on the date of the Company's Annual Meeting at its then fair market value. Mr. Gibson received an additional 5,000 shares of Common Stock for his services as Chairman of the Board of Directors. There is a Deferred Directors Fee Plan that allows a director at his election to defer receiving up to 100% of his fees payable in cash until the later of separation or age 70.

                         REPORT OF THE AUDIT COMMITTEE
                           OF THE BOARD OF DIRECTORS

    The Audit Committee of the Board of Directors of Hardinge Inc. serves as the representative of the Board for general oversight of the Company's financial accounting and reporting process, system of internal control, audit process and process for monitoring compliance with laws and regulations and performs other related functions as described in the Audit Committee's Charter adopted by the Board. A copy of the Charter was attached to the Company's 2001 proxy statement and has not been amended to date. The Company's management has primary responsibility for preparing the Company's financial statements and its financial reporting process. The Company's independent accountants, Ernst & Young LLP, are responsible for expressing an opinion on the conformity of the Company's audited financial statements to generally accepted accounting principles.

    In this context, the Audit Committee hereby reports as follows:

    1. The Audit Committee has reviewed and discussed the audited financial statements with the Company's management.

    2. The Audit Committee has discussed with the independent accountants the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended.

    3. The Audit Committee has received the written disclosures and the letter from the independent accountants required by Independence Standard's Board Standard No. 1, "Independence Discussions with Audit Committees", as amended, and has discussed with the independent accountants their independence from management and the Company and considered the compatability of nonaudit services with the auditors' independence.

    4. Based on the review and discussions referred to in paragraphs (1) through (3) above, the Audit Committee recommended to the Board of Directors of Hardinge Inc., and the Board has approved, that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2001 for filing with the Securities and Exchange Commission. The Committee and the Board have also recommended, subject to shareholder approval, the selection of Ernst & Young, LLP as the Company's independent auditors for 2002.

           Richard J. Cole, Chair                Daniel J. Burke

           James L. Flynn

PROPOSAL NO. 2:

         PROPOSAL TO ADOPT THE HARDINGE INC. 2002 INCENTIVE STOCK PLAN

    The 2002 Incentive Stock Plan (the "Plan"), attached hereto as Appendix A, provides for the granting of stock options, stock appreciation rights, restricted stock incentives, performance share incentives (collectively, "Incentives"), and dividend equivalents, payable in Common Stock or cash, or a combination of shares and cash, to Company employees and directors. The Plan will become effective on May 7, 2002 if adopted by the Company's stockholders at the Annual Meeting and shall terminate on May 6, 2012, but awards made prior thereto may extend beyond that date. The purpose of the Plan is to enhance the profitability and value of the Company for the benefit of its shareholders by providing stock awards to attract, retain and motivate officers, directors and other key employees who make important contributions to the success of the Company. The Plan will be administered by the Incentive Compensation Committee of the Board of Directors (the "Committee"). Terms and conditions of awards will be set forth in written agreements. The Plan provides that 450,000 shares of Common Stock will be available for the granting of awards under the Plan, limited in each calendar year commencing with 2002 to 1% of the Company's outstanding stock--approximately 88,000 shares for 2002. The closing price of the Common Stock on March 15, 2002 was $12.75.

    Any employee of the Company or any of its subsidiaries will be eligible for any award under the Plan if selected by the Committee. Subject to the provisions of the Plan, the Committee will have full authority and discretion to determine the employees to whom awards will be granted and the amount and form of such awards. There are approximately 1,280 persons employed by the Company and its subsidiaries who would be eligible for selection for participation by the Committee. No determination has been made by the Committee with respect to the specific employees who will be recipients or the amount or nature of any future awards under the Plan. The aggregate number of shares in respect of which Incentives may be granted in any calendar year to recipients under the Plan will not exceed 1% of the Company's outstanding shares of Common Stock on the first business day of that calendar year. The maximum number of shares in respect of which Incentives may be granted during the term of the Plan to an individual recipient will be 112,500.

    Under the Plan, the Committee will be authorized to grant stock options that qualify as "Incentive Stock Options" ("ISOs") under Section 422 of the Internal Revenue Code (the "Code"), and to grant stock options that do not so qualify. No stock option can be granted at an option price less than the fair market value of the Common Stock at the time of grant. No stock option can be exercised more than ten years after the date such option is granted. In the case of Incentive Stock Options, the aggregate fair market value of the Common Stock with respect to which options are exercisable for the first time by any recipient during any calendar year cannot, under present tax rules, exceed $100,000. The Committee will be authorized to issue, with limitations, reload options upon exercise of stock options.

    The Committee will also be authorized to grant eligible employees other Incentives, including stock appreciation rights, restricted stock incentives, performance share incentives, and dividend equivalents under such terms and conditions as the Committee may prescribe. The Committee will establish performance goals in respect of any performance share incentives, which goals may include earnings per share, return on stockholders' equity, return on assets, net income, Company earnings performance compared to its domestic competition or any other financial or other measurement. The Shares of Common Stock which may be granted pursuant to a restricted stock incentive will be restricted and will not be able to be sold, pledged, transferred or otherwise disposed of until such restrictions lapse. The Committee may in its discretion accelerate the date of exercise, vesting or lapse of restrictions for any Incentive but in no event shall the Restriction Period for Restricted Stock Incentives be less than three years. Incentives and shares of Common Stock issued pursuant to restricted stock incentives will be issued for no monetary consideration.

    Commencing with the Annual Meeting, outside directors of the Company shall be granted options in respect of 750 shares of the Company's Common Stock as of the close of the Annual Meeting at which such director is elected or following which such director shall continue to serve as a director. The options granted to outside directors will have a term of ten years and an exercise price equal to 100% of the fair market value of the Company's Common Stock on the date the options are granted. The Committee shall have no authority regarding the granting of options to outside directors.

    Appropriate adjustments will be made to the number of shares available for awards and the terms of outstanding awards under the plan to reflect any extraordinary dividend, reorganization, recapitalization, stock dividend, stock split-up, change in par or no par value, combination of shares, merger, consolidation, sale of all or substantially all of the assets of the Company, warrant or rights offering or combination, exchange or reclassification of Common Stock or any other similar event or any other change in the corporate structure or shares of the Company. Except for such adjustments, neither the Board nor the Committee will lower the exercise price of outstanding options issued under the Plan.

    Incentive holders shall forfeit all amounts not payable or privileges with respect to stock options not immediately exercisable if the holder is terminated for cause, voluntarily terminates other than by retirement after the age of 55 or if the holder engages in competition or any activity or conduct contrary to the best interests of the Company. Stock options immediately exercisable at the time of such events will remain exercisable for seven days.

    Upon a change in control, all Incentives outstanding shall become fully vested and exercisable and all stock options may be surrendered to the Company for cash in an amount equal to the aggregate excess of the fair market value over the exercise price of such options. For this purpose, a change of control will include an acquisition (other than from or by the Company or by an employee benefit plan of the Company) of 20% or more of the Common Stock, a change in control of the Board, or a reorganization, merger, consolidation of all or substantially all of the Company's assets (other than a transaction after which beneficial owners of Common Stock prior to such transaction continue to beneficially own more than 60% of the Common Stock, no person or entity holds over 20% of the Common Stock and no change in control of the Board has occurred).

    The Plan is intended to comply with 162(m) of the Internal Revenue Code of 1986, as amended, and Rule 16b-3 promulgated pursuant to the Securities Exchange Act of 1934, as amended.

    The Committee has sole discretion to grant Incentives to employees under the Plan. No determination has been made as to the nature or amount of awards that would have been or will be made under the Plan. Therefore, the amount or nature of awards that will be received by employees under the Plan cannot be now determined. No grants will be made under the Company's 1996 Incentive Stock Plan on and after shareholder approval of the Plan. As discussed above, outside directors will be granted options in respect of 750 shares of Common Stock for each year of service. Based on a Board immediately following the 2002 Annual Meeting of Stockholders of seven outside members, the non-executive directors as a group would receive options in respect of 5,250 shares of Common Stock each year.

                            INCOME TAX CONSEQUENCES

    Stock Options to be issued under the Plan as ISOs will satisfy the requirements of Section 422 of the Code. Under the provisions of that section, the optionee will not be deemed to receive any income at the time an ISO is granted or exercised. If the optionee disposes of the shares of Common Stock acquired more than two years after the grant and one year after the exercise of the ISO, the gain, if any (i.e., the excess of the amount realized for the shares over the option price) will be long-term capital gain. If the optionee disposes of the shares acquired on exercise of an ISO within two years after the date of grant or within one year after the exercise of the ISO, the disposition will constitute a "disqualifying disposition" and the optionee will have ordinary income in the year of the disqualifying disposition equal to the fair market value of the stock on the date of exercise minus the option price. The excess of the amount received for the shares over the fair market value at the time of exercise will be short-term capital gain if the shares are disposed of within one year after the ISO is exercised, or long-term capital gain if the shares are disposed of more than one year after the ISO is exercised. If the optionee disposes of the shares in a disqualifying disposition, and such disposition is a sale or exchange which would result in a loss to the optionee, then the amount treated as ordinary income shall not exceed the excess (if any) of the amount realized on such sale or exchange over the adjusted basis of such shares.

    The Company is not entitled to a deduction as a result of the grant or exercise of an ISO. If the optionee has ordinary income as a result of a disqualifying disposition, the Company will have a corresponding deductible expense in an equivalent amount in the taxable year of the Company in which the disqualifying disposition occurs.

    The difference between the fair market value of the option at the time of exercise and the option price is a tax preference item for alternative minimum tax purposes. The basis in stock acquired upon exercise of an ISO for alternative minimum tax purposes is increased by the amount of the preference.

    Stock options issued under the Plan which do not satisfy the requirements of
Section 422 of the Code will have the following tax consequences:

    1. the optionee will have ordinary income at the time the option is exercised in an amount equal to the excess of the fair market value of the Common Stock acquired at the date of exercise over the exercise price;

    2. the Company will have a deductible expense in an amount equal to the ordinary income of the optionee;

    3. no amount other than the price paid upon exercise of the option shall be considered as received by the Company for shares so transferred; and

    4. any gain from the subsequent sale of the shares of Common Stock acquired upon exercise for an amount in excess of the fair market value on the date the option is exercised will be capital gain and any loss will be capital loss.

    In general, a recipient of other Incentives excluding restricted stock awards (see below) will have ordinary income equal to the cash or fair market value of the Common Stock on the date received in the year in which the award is actually paid. The Company will have a corresponding deductible expense in an amount equal to that reported by the recipient as ordinary income in the same year so reported. The recipient's basis in the stock received will be equal to the fair market value of the Common Stock when received and his or her holding period will begin on that date.

    Restricted stock awards do not constitute taxable income under existing Federal tax law until such time as restrictions lapse with respect to any installment. When any installment of shares are released from restriction, the market value of such shares of Common Stock on the date the restrictions lapse constitutes income to the recipient in that year and is taxable at ordinary income rates. The Code, however, permits a recipient of a restricted stock incentive to elect to have the award treated as taxable income in the year of the award and to pay tax at ordinary income tax rates on the fair market value of all of the shares awarded based on the price of the shares on the date the recipient receives a beneficial interest in such shares. The election must be made promptly within time limits prescribed by the Code and the regulations thereunder. Any appreciation in value thereafter would be taxed at capital gain rates when the restrictions lapse and the stock is subsequently sold. However, should the market value of the stock, at the time the restrictions lapse and the stock is sold, be lower than at the date acquired, the recipient would have a capital loss, to the extent of the difference. In addition, if, after electing to pay tax on the award in the year received, the recipient subsequently forfeits the award for any reason, the tax previously paid is not recoverable.

    In the event of a change in control, the vesting, exercise and lapse of restrictions on incentives may contribute to an excess parachute payment, as defined in Section 280G of the Code. In such event, the Company's deduction with respect to such excess parachute payment would be denied and the recipient would be subject to a nondeductible 20% excise tax on such excess parachute payment.

VOTE REQUIRED

    The affirmative vote of a majority of the votes cast at the Annual Meeting is required to approve the Plan.

   YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR APPROVAL OF THE
                    HARDINGE INC. 2002 INCENTIVE STOCK PLAN.

PROPOSAL NO. 3:

           PROPOSAL TO RATIFY THE APPOINTMENT OF INDEPENDENT AUDITORS

    The Board of Directors is seeking stockholder ratification of the appointment of Ernst & Young LLP as its independent auditors for 2002.

    The Audit Committee of the Board of Directors has reviewed and evaluated all criteria it considered relevant in assessing the performance of Ernst & Young LLP, such as the quality of its audit work, its knowledge of the industry and the Company's affairs, the availability of its professional advice on a timely basis and the reasonableness of its fees. Based upon such review and evaluation, the engagement of Ernst & Young LLP as independent auditors has been approved by the Board of Directors upon the recommendation of the Audit Committee. If stockholders do not ratify the appointment of Ernst & Young LLP, the appointment of independent auditors will be reconsidered by the Audit Committee and the Board of Directors. Even if the appointment is ratified, the Audit Committee in its discretion may nevertheless recommend to the Board of Directors another firm of independent auditors at any time during the year if the Audit Committee determines such a change would be in the best interests of the stockholders and the Company.

    Audit services provided by Ernst & Young, LLP during 2001 included an audit of Hardinge's consolidated financial statements, audits of the separate financial statements of certain Company affiliates, audits of employee benefit plan financial statements and a review of Hardinge's Annual Report and certain other filings with the SEC and other governmental agencies. In addition, Ernst & Young, LLP provided various non-audit services to the Company during 2001. Fees for the year 2001 were: Annual audit--$241,459, and all other fees were $264,665, comprised of audit related services of $46,914 and non-audit services of $217,751. Audit related services generally include fees for statutory and pension audits and non-audit services were primarily for tax consulting and services.

    Ernst & Young LLP has audited the Company's financial statements annually since 1984. A representative of Ernst & Young LLP is expected to attend the Annual Meeting, and will have the opportunity to make a statement if such representative desires to do so and will be able to respond to appropriate questions from stockholders.

VOTE REQUIRED

    The affirmative vote of a majority of the votes cast at the Annual Meeting is required for ratification of the appointment of Ernst & Young LLP.

 YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR RATIFICATION OF THE
                       APPOINTMENT OF ERNST & YOUNG LLP.

                             STOCKHOLDER PROPOSALS

    Any stockholder proposal, including director nominations, intended to be presented at the 2003 Annual Meeting and included in the Company's Proxy Statement and Proxy relating to that meeting must be received by the Company at One Hardinge Drive, Elmira, NY 14902, Attention: The Secretary, not later than December 1, 2002. Such proposals also will need to comply with Securities and Exchange Commission regulations regarding the inclusion of stockholder proposals in Company-sponsored proxy materials.

                                 OTHER MATTERS

    The Board of Directors knows of no business other than that set forth above to be transacted at the meeting, but if other matters requiring a vote of the stockholders arise, the persons designated as proxies will vote the shares of common stock represented by the proxies in accordance with their judgment on such matters. The cost of soliciting proxies will be borne by the Company. In addition to solicitations by mail, some of the directors, officers and regular employees of the Company may conduct additional solicitations by telephone and personal interviews without remuneration. The Company may also request nominees, brokerage houses, custodians and fiduciaries to forward soliciting material to beneficial owners of stock held of record and will reimburse such persons for any reasonable expense.

    The Company has purchased insurance from Federal Insurance Company providing for reimbursement of directors and officers of the Company and its subsidiary companies for costs and expenses incurred by them in actions brought against them in connection with their actions as directors or officers, including actions as fiduciaries under the Employee Retirement Income Security Act of 1974. The insurance coverage, which expires on January 27, 2002, costs $102,606 on an annual basis, which will be paid by the Company.

    Financial statements for the Company and its consolidated subsidiaries are included in Hardinge Inc.'s Annual Report to stockholders for the year 2001 which was mailed to the stockholders on or about April 1, 2002.

    A COPY OF HARDINGE INC.'S 2001 ANNUAL REPORT ON FORM 10-K FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS AVAILABLE WITHOUT CHARGE TO THOSE STOCKHOLDERS WHO WOULD LIKE MORE DETAILED INFORMATION CONCERNING HARDINGE. TO OBTAIN A COPY, PLEASE WRITE TO: RICHARD L. SIMONS, EXECUTIVE VICE PRESIDENT AND CHIEF FINANCIAL OFFICER, HARDINGE INC., ONE HARDINGE DRIVE, ELMIRA, NY 14902.

                                          By Order of the Board of Directors,

                                          /s/ J. PHILIP HUNTER

                                          J. PHILIP HUNTER
                                          SECRETARY

    Dated: April 1, 2002

                                                                      APPENDIX A

                                 HARDINGE INC.
                           2002 INCENTIVE STOCK PLAN

1.  Establishment of Plan

    Hardinge Inc. (hereafter referred to as the "Company") proposes to grant to selected employees of the Company and its subsidiaries: (a) Incentive Stock Options, (b) Non-Qualified Stock Options, (c) Stock Appreciation Rights, (d) Restricted Stock Incentives, and (e) Performance Share Incentives (collectively hereinafter sometimes referred to as "Incentives") for the purpose of enhancing the profitability and value of the Company for the benefit of its shareholders by providing stock awards to attract, retain and motivate officers and other key employees who make important contributions to the success of the Company.

    The Company also proposes to grant to Outside Directors options to purchase common stock of the Company pursuant to the Plan. The purpose of such Director Options is to provide incentives for highly qualified individuals to stand for election to the Board and to continue service on the Board and to encourage increased stock ownership by Outside Directors in order to promote long-term stockholder value. Restricted Stock Incentives, Incentive Stock Options (as defined in Section 422A of the Internal Revenue Code), Stock Appreciation Rights, Performance Share Incentives and Dividend Equivalents will not be granted to Outside Directors under the Plan.

    Incentives shall be granted pursuant to the plan herein set forth, which shall be known as the Hardinge Inc. 2002 Incentive Stock Plan (hereinafter referred to as the "Plan").

2.  Definitions of Certain Terms Used in the Plan.

    a. "Affiliate" means any subsidiary, whether directly or indirectly owned, or parent of the Company, or any other entity designated by the Committee.

    b.  "Board" means the Company's Board of Directors.

    c.  "Change of Control" is defined in Section 18 of the Plan.

    d. "Code" means the Internal Revenue Code of 1986, as amended, or any successor code thereto.

    e. "Committee" means the Incentive Compensation Committee of the Board of Directors of the Company or any successor committee the Board of Directors may designate to administer the Plan.

    f. "Common Stock" means the Hardinge Inc. Common Stock, par value $.01 per share.

    g. "Competition" means to manage, operate, join, control, participate in, provide consulting advice to, act as an agent or director of, or have any financial interest in (as a partner, stockholder, investor or otherwise), any firm, corporation, partnership, association, joint stock company, joint venture, unincorporated organization, limited liability company or any such similar business operation or activity (or any portion thereof), directly or indirectly, in competition with any of the business operations or activities of the Company or its Affiliates or affecting or attempting to affect a Change of Control.

    h. "Director Stock Option" means a Nonqualified Option granted to Outside Directors pursuant to Section 7 of the Plan.

    i. "Employee" means any person who is employed by the Company or a subsidiary of the Company.

    j.  "Exchange Act" means the Securities Exchange Act of 1934, as amended.

    k. "Fair Market Value" of Stock means the fair and reasonable value thereof as determined by the Committee according to prices in trades as reported on the NASDAQ National Market. If there are no prices so reported or if, in the opinion of the Committee, such reported prices do not represent the fair and reasonable value of the Stock, then the Committee shall determine Fair Market Value by any means it deems reasonable under the circumstances.

    l. "Incentive Stock Options" means stock options granted under the Plan that meet the definition of Incentive Stock Options under Section 422 of the Code.

    m. "Nonqualified Options" means stock options granted under the Plan that are not Incentive Stock Options.

    n. "Outside Director" means any member of the Company's Board of Directors who is not also an Employee.

    o. "Participant" shall mean any employee or director selected to receive a grant under the Plan.

    p. "Performance Share Incentives" means Incentives granted under Section 9 of the Plan.

    q. "Restricted Stock Incentives" means Incentives granted under Section 10 of the Plan.

    r. "Retirement" means retirement under any pension or retirement plan of the Company or of a subsidiary, or termination of employment with the Company or a subsidiary, by action of the employing company, because of disability.

    s. "Stock" means the Common Stock or any other authorized class or series of common stock or any such other security outstanding upon the reclassification of any of such classes or series of common stock, including, without limitation, any stock split-up, stock dividend, creation of targeted stock, or other distributions of stock in respect of stock, or any reverse stock split-up, or recapitalization of the Company or any merger or consolidation of the Company with any Affiliate.

    t. "Stock Appreciation Rights" means Incentives granted under Section 8 of the Plan.

    u. "Stock Options" means Incentive Stock Options and Nonqualified Options granted under the Plan.

    v. A "subsidiary" means any corporation in which the Company owns, directly or indirectly, at least thirty-five percent (35%) of the total combined voting power of all classes of stock; except that for purposes of any option subject to the provisions of Section 424 of the Internal Revenue Code, as amended, the term "subsidiary" means any corporation in an unbroken chain of corporations beginning with the Company if, at the time of the granting of an Option, each of the corporations, other than the last corporation in the unbroken chain, owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock of one of the other corporations in such chain.

    w. "Termination for Cause" means an Employee's termination of employment with the Company or an Affiliate or an Outside Director's removal from office as a director of the Company, in each case because of such person's willful engaging in gross misconduct; provided, however, that a Termination for Cause shall not include termination attributable to (i) poor work performance, bad judgment or negligence, (ii) an act or omission believed by such person in good faith to have been in or not opposed to the best interests of the Company and reasonably believed by such person to be lawful, or (iii) the good faith conduct of such person in connection with a Change of Control (including opposition to or support of such Change of Control).

3.  Stock Reserved for Incentives.

    A maximum of 450,000 shares of Common Stock or the number of securities to which said number of shares may be adjusted in accordance with Section 4 below, may be issued upon granting of Restricted Stock Incentives, Performance Share Incentives, and the exercise of Stock Options and Stock Appreciation Rights under the Plan. Such shares may be either authorized and unissued shares or previously issued shares purchased by the Company for purposes of the Plan. Subject to adjustment in accordance with Section 4 below, a maximum of one percent (1%) of the outstanding shares of the Company's Common

Stock as of the first business day of any calendar year may be the subject of Incentives granted under the Plan in that calendar year. The shares available for granting Incentives in any year shall be increased by the number of shares available under the Plan in previous years but not covered by Incentives granted under the Plan in those years plus any shares as to which options or other benefits granted under the Plan have lapsed, expired, terminated or been cancelled. Any shares subject to stock options, grants or Incentives may thereafter be subject to new stock options, grants or Incentives under the Plan if there is a forfeiture of any such grants or Incentives, or the lapse, expiration or termination of any such option but not if there is a surrender of an option or portion thereof pursuant to a Stock Appreciation Right as provided hereafter in Section 8. The maximum number of shares in respect of which Incentives may be granted during the term of the Plan to an individual recipient of Incentives shall be 112,500.

    The inability of the Company to obtain authority from any regulatory body having jurisdiction, which counsel to Company deems necessary to the proper issuance and sale of any shares hereunder, shall relieve the Company from any liability for failure to issue or sell such shares as to which such authority has not been obtained.

4.  Adjustment Provisions

    In the event of any extraordinary dividend, reorganization, recapitalization, stock dividend, stock split-up, change in par or no par value, combination of shares, merger, consolidation, sale of all or substantially all of the assets of the Company, warrant or rights offering or combination, exchange or reclassification of Common Stock or any other similar event or any other change in the corporate structure or shares of the Company, the Committee or its delegate shall cause such equitable adjustment as it deems appropriate to be made in the number and kind of shares then remaining available for issue under the Plan, and in the terms of the outstanding Incentives to reflect such event and preserve the value of such Incentives. In the event the Committee determines that any such event has a minimal effect on the value of Incentives, it may elect not to cause any such adjustments to be made. In all events, the determination of the Committee or its delegee shall be conclusive. If any such adjustment would result in a fractional security being issuable or awarded under the Plan, such fractional security shall be disregarded. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect and no adjustment by reason hereof shall be made with respect to the number or price of shares subject to a grant.

5.  Administration of the Plan.

    The authority to grant Incentives to employees under the Plan shall be vested in the Committee; provided, however, that the Committee shall have no authority regarding the granting of Director Stock Options to Outside Directors, which grants shall be non-discretionary. The Committee shall determine those eligible to receive Incentives and the amount, type and terms of each Incentive, subject to the provisions of the Plan. Each member of the Committee shall be (i) an "outside director" within the meaning of Section 162(m) of the Code, subject to any transitional rules applicable to the definition of outside director, and
(ii) a "disinterested person" within the meaning of Rule 16b-3 under the Exchange Act, or otherwise qualified to administer this Plan as contemplated by that Rule or any successor Rule under the Exchange Act. In making any determinations under the Plan, the Committee shall be entitled to rely on reports, opinions or statements of officers or employees of the Company, as well as those of counsel, public accountants and other professional or expert persons. All determinations, interpretations and other decisions under or with respect to the Plan or any Incentives by the Committee shall be final, conclusive and binding upon all parties, including without limitation, the Company, any Employee, and any other person with rights to any Incentive under the Plan, and no member of the Committee shall be subject to individual liability with respect to the Plan.

    Subject to the provisions of the Plan, the Committee from time to time shall determine the individuals to whom, and the time or times at which, Incentives shall be granted and the terms thereof. In the case of officers to whom Incentives may be granted, the selection of such officers and all of the foregoing determinations shall be made directly by the Committee in its sole discretion. In the case of key employees other than officers, the selection of such employees and all of the foregoing determinations may be delegated by the Committee to an administrative group of officers chosen by the Committee. Incentives granted to one employee need not be identical to those granted other employees.

    The Committee shall administer and shall have full power to construe and interpret the Plan; prescribe, amend and rescind rules and regulations relating to the Plan; and make all other determinations and take all other actions that the Committee believes reasonable and proper, including the power to delegate responsibility to others to assist it in administering the Plan. The determinations of the Committee shall be made in accordance with its judgment as to the best interests of the Company and its stockholders and in accordance with the purposes of the Plan. The Committee's determinations shall in all cases be conclusive.

    A majority of the members of the Committee shall constitute a quorum, and all determinations of the Committee shall be made by a majority of the entire Committee. Any determination of the Committee may be made, without notice or meeting, by the written consent of a majority of the Committee members.

6.  Eligibility.

    Any Employee selected by the Committee, except a member of the Committee, shall be eligible for any Incentive contemplated under the Plan. In making its determination, the Committee shall take into account the present and potential contributions of the Employees to the success of the Company and such other such factors as the Committee shall deem relevant. Outside Directors of the Company shall be eligible for grants of Director Stock Options under Section 7 of the Plan. An Employee or Director who has been granted an Incentive under this or any other plan of the Company or any of its Affiliates may or may not be granted additional Incentives under the Plan at the discretion of the Committee. As a condition to the exercise of a grant, the Company may require the Participant exercising the grant to represent and warrant that at the time of exercise the shares are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel to the Company, such a representation is required by applicable law.

7.  Stock Options.

    The Committee may grant Incentive Stock Options, other statutory options under the Code, and Nonqualified Options to eligible Employees, and such Stock Options shall be subject to the terms and conditions of this Section 7 of the Plan and such other terms and conditions as the Committee may prescribe.

    (a) Option Price. The option price per share with respect to each Stock Option shall be determined by the Committee, but shall not be less than 100% of the fair market value of the Common Stock on the date the Stock Option is granted, as determined by the Committee. Except as provided in
       Section 4 hereof, under no circumstances shall the Board or the Committee lower the exercise price of outstanding options issued under the Plan.

    (b) Period of Option. The period of each Stock Option shall be fixed by the Committee; provided, however, that such period shall not exceed ten (10) years from the grant date in the case of Incentive Stock Options.

    (c) Payment. The option price shall be payable at the time the Stock Option or the Director Stock Option is exercised in cash or, at the discretion of the Committee, in whole or in part in the form of shares of Common Stock already owned by the grantee (based on the fair market value of the Common Stock on the date the option is exercised by the Committee). No shares shall be issued until full payment therefor has been made. A grantee of a Stock Option or a Director Stock Option shall have none of the rights of a stockholder until the shares are issued.

    (d) Exercise of Option. The shares covered by a Stock Option may be purchased in such installments and on such exercise dates as the Committee may determine. Any shares not purchased on the applicable exercise date may be purchased thereafter at any time prior to the final expiration of the Stock Option. In no event (including those specified in paragraphs (e), (f) and (g) of this section below) shall any Stock Option or any Director Stock Option be exercisable after its specified expiration period and in no event shall a Stock Option or Director Stock Option be exercised after the expiration of ten (10) years from the date such option is granted. The Committee may provide that, subject to such conditions as it considers appropriate, upon the delivery of shares of Common Stock to the Company in payment of the exercise price of a Stock Option, the grantee of such Stock Option automatically be awarded a Stock Option for up to the number of shares of Common Stock so delivered.

    (e) Retirement and Termination. Upon Retirement or termination of employment of the Stock Option grantee for reasons other than those described in
       Section 14 of the Plan, Stock Option privileges shall apply only to those Options immediately exercisable at the date of such Retirement or termination. The Committee, however, in its discretion, may provide on a case by case basis that any Stock Options outstanding but not yet exercisable upon such Retirement or termination of the Stock Option grantee may become exercisable in accordance with a schedule to be determined by the Committee. Options exercisable upon Retirement shall remain exercisable for three (3) years after Retirement; Options exercisable upon termination for reasons other than Retirement or those described in Section 14 of the Plan shall remain exercisable for six (6) months after such termination.

    (f) Death. Upon the death of a Stock Option or Director Stock Option grantee, Stock Option or Director Stock Option privileges shall apply only to those shares which were immediately exercisable at the time of death, and options exercisable upon death shall remain exercisable for three (3) years after death. The Committee, in its discretion, may provide that any Stock Options or Director Stock Options outstanding but not yet exercisable upon the death of a Stock Option or Director Stock Option grantee may become exercisable in accordance with a schedule to be determined by the Committee. Such privileges shall expire unless exercised by legal representatives within such period of time as determined by the Committee but in no event later than the date of the expiration of the Stock Option or Director Stock Option.

    (g) Limits on Incentive Stock Options. Except as may otherwise be permitted by the Code, the Committee shall not, in the aggregate, grant to any Employee Incentive Stock Options that are first exercisable during any one calendar year (under all such plans of such Employee's employer corporation and its parent and subsidiary corporations) to the extent that the aggregate fair market value of the Common Stock, at the time the Incentive Stock Options are granted, exceeds $100,000.

    Commencing with the 2002 annual meeting of the stockholders of the Company, Director Stock Options with an option period of ten (10) years and an option price equal to 100% of the fair market value of the Common Stock on the date the Director Stock Option is granted, shall be granted to each Outside Director for 750 shares of the Company's Common Stock effective as of the close of each annual meeting of the stockholders of the Company (i) at which such individual is elected a director, or (ii) following which such individual will continue to serve as a director or member of a continuing class of directors, and except as specifically provided in this paragraph, such Director Stock Options shall be subject to the terms and conditions of this Section 7 of the Plan.

8.  Stock Appreciation Rights.

    The Committee may, in its discretion, grant a right to receive the appreciation in the fair market value of shares of Common Stock either singly or in combination with an underlying Stock Option granted hereunder. Such Stock Appreciation Rights shall be subject to the following terms and conditions and such other terms and conditions as the Committee may prescribe:

    (a) Time and Period of Grant. If a Stock Appreciation Right is granted in connection with an underlying Stock Option, it may be granted at the time of the Stock Option Grant or at any time thereafter but prior to the expiration of the Stock Option Grant. If a Stock Appreciation Right is granted in connection with an underlying Stock Option, at the time the Stock Appreciation Right is granted the Committee may limit the exercise period for such Stock Appreciation Right, before and after which period no Stock Appreciation Right shall attach to the underlying Stock Option. In no event shall the exercise period for a Stock Appreciation Right granted with respect to an underlying Stock Option exceed the exercise period for such Stock Option. If a Stock Appreciation Right is granted without an underlying Stock Option, the period for exercise of the Stock Appreciation Right shall be set by the Committee.

    (b) Value of Stock Appreciation Right. If a Stock Appreciation Right is granted in connection with an underlying Stock Option, the grantee will be entitled to surrender the Stock Option which is then exercisable and receive in exchange therefor an amount equal to the excess of the fair market value of the Common Stock on the date the election to surrender is received by the Company over the Stock Option price multiplied by the number of shares covered by the Stock Options which are surrendered. If a Stock Appreciation Right is granted without an underlying Stock Option, the grantee will receive upon exercise of the Stock Appreciation Right an amount equal to the excess of the fair market value of the Common Stock on the date the election to surrender such Stock Appreciation Right is received by the Company over the fair market value of the Common Stock on the date of grant multiplied by the number of shares covered by the grant of the Stock Appreciation Right.

    (c) Payment of Stock Appreciation Right. Payment of a Stock Appreciation Right shall be in the form of shares of Common Stock, cash, or any combination of shares and cash. The form of payment upon exercise of such a right shall be determined by the Committee either at the time of the grant of the Stock Appreciation Right or at the time of exercise of the Stock Appreciation Right.

9.  Performance Share Incentives.

    The Committee may grant awards under which payment may be made in shares of Common Stock, cash or any combination of shares and cash if the performance of the grantee, the Company or any subsidiary or division of the Company selected by the Committee during the award period meets certain goals established by the Committee. Such Performance Share Incentives shall be subject to the following terms and conditions and such other terms and conditions as the Committee may prescribe.

    (a) Incentive Period and Performance Goals. The Committee shall determine and include in a Performance Share Incentive grant the period of time for which a Performance Share Incentive is made ("Incentive Period"), which period must be a minimum of one year. The Committee shall also establish performance objectives ("Performance Goals") to be met by the Company, subsidiary or division or the grantee during the Incentive Period as a condition to payment of the Performance Share Incentive. The Performance Goals may include earnings per share, return on stockholders' equity, return on assets, net income, Company earnings performance compared to its domestic competition or any other financial or other measurement established by the Committee. The Performance Goal may include minimum and optimum objectives or a single set of objectives.

    (b) Payment of Performance Share Incentives. The Committee shall establish the method of calculating the amount of payment to be made under a Performance Share Incentive if the Performance Goals are met, including the fixing of a maximum payment. The Performance Share Incentive shall be expressed in terms of shares of Common Stock referred to as "Performance Shares". After the completion of an Incentive Period, the performance of the grantee, the Company, subsidiary or division shall be measured against the Performance Goals and the Committee shall determine whether all, none or any portion of a Performance Share Incentive shall be paid. The Committee, in its discretion, may elect to make payment in shares of Common Stock, cash or a combination of shares and cash. Any cash payment shall be based on the fair market value of Performance Shares on, or as soon as practicable prior to, the date of payment.

    (c) Revision of Performance Goals. At any time prior to the end of an Incentive Period, the Committee may revise the Performance Goals and the computation of payment if unforeseen events occur which have a substantial effect on the performance of the Company, subsidiary or division and which in the judgment of the Committee make the application of the Performance Goals unfair unless a revision is made.

    (d) Requirement of Employment. A grantee of a Performance Share Incentive must remain in the employment of the Company until the completion of the Incentive Period in order to be entitled to payment under the Performance Share Incentive; provided that the Committee may, in its sole discretion, provide for a partial payment where such an exception is deemed equitable.

    (e) Dividends. The Committee may, in its discretion, at the time of the granting of a Performance Share Incentive, provide that any dividends declared on the Common Stock during the Incentive Period, and which would have been paid with respect to the Performance Shares had they been owned by a grantee, be (i) paid to the grantee, or (ii) accumulated for the benefit of the grantee and used to increase the number of Performance Shares of the grantee.

10. Restricted Stock Incentives.

    The Committee may issue shares of Common Stock to a grantee which shares shall be subject to the following terms and conditions and such other terms and conditions as the Committee may prescribe:

    (a) Requirement of Employment. A grantee of a Restricted Stock Incentive must remain in the employment of the Company during a period designated by the Committee ("Restriction Period"). If the grantee leaves the employment of the Company prior to the end of the Restriction Period, the Restricted Stock Incentive shall terminate and the shares of Common Stock shall be returned immediately to the Company; provided that the Committee may, at the time of the grant, provide for the employment restriction to lapse with respect to a portion or portions of the Restricted Stock Incentive at different times during the Restriction Period. The Committee may, in its discretion, also provide for such complete or partial exceptions to the employment restriction as it deems equitable, but in no event shall the Restriction Period be less than three years.

    (b) Restrictions on Transfer and Legend on Stock Certificates. During the Restriction Period, the grantee may not sell, assign, transfer, pledge or otherwise dispose of the shares of Common Stock except as provided under
       Section 11 hereof. Each certificate for shares of Common Stock issued hereunder shall contain a legend giving appropriate notice of the restrictions in the grant.

    (c) Escrow Agreement. The Committee may require the grantee to enter into an escrow agreement providing that the certificates representing the Restricted Stock Incentive will remain in the physical custody of an escrow holder until all restrictions are removed or expire.

    (d) Lapse of Restrictions. All restrictions imposed under the Restricted Stock Incentive shall lapse upon the expiration of the Restriction Period if the conditions as to employment set forth above have been met. The grantee shall then be entitled to have the legend removed from the certificates.

    (e) Dividends. The Committee shall, in its discretion, at the grant of the Restricted Stock Incentive, provide that any dividends declared on the Common Stock during the Restriction Period shall either be (i) paid to the grantee, or (ii) accumulated for the benefit of the grantee and paid to the grantee only after the expiration of the Restriction Period.

11. Dividend Equivalents.

    The Committee is hereby authorized to grant to eligible employees Dividend Equivalents under which the employee shall be entitled to receive payments in cash equivalent to the amount of cash dividends paid by the Company to holders of Common Stock with respect to a number of shares of Common Stock granted under the Plan as determined by the Committee. Subject to the terms of the Plan and any applicable agreement, such Dividend Equivalents may have such terms and conditions as the Committee shall determine.

12. Nontransferability.

    Each Incentive granted under the Incentive Stock Plan shall not be transferable other than by Will or the laws of descent and distribution, and with respect to Stock Options, shall be exercisable during the grantee's lifetime by the grantee only or the grantee's guardian or legal representative.

13. No Right of Employment.

    The Incentive Stock Plan and the Incentives granted hereunder shall not confer upon any eligible employee the right to continued employment with the Company or affect in any way the right of the Company to terminate the employment of an eligible employee at any time and for any reason.

14. Taxes.

    The Company shall be entitled to withhold, or otherwise collect from the recipient, the amount of any tax attributable to any amount payable or shares deliverable under the Plan after giving the person entitled to receive such amount or shares notice as far in advance as practicable. The recipient may elect, subject to approval by the Committee, to have shares so deliverable withheld by the Company in satisfaction of such taxes, or to deliver other shares of Stock owned by the recipient in satisfaction of such taxes. With respect to officers of the Company or a subsidiary or other recipients subject to Section 16(b) of the Exchange Act, the Committee may impose such other conditions on the recipient's election as it deems necessary or appropriate in order to exempt such withholding from the penalties set forth in said Section. The number of shares to be withheld or delivered shall be calculated by reference to the Fair Market Value of the appropriate class or series of Stock on the date that such taxes are determined.

15. Forfeiture of Incentives.

    Unless the Committee shall have determined otherwise, the recipient of an Incentive shall forfeit all amounts not payable or privileges with respect to Stock Options not immediately exercisable upon the occurrence of any of the following events:

    a.  The recipient is Terminated for Cause.

    b. The recipient voluntarily terminates his or her employment other than by Retirement after attainment of age 55, or such other age as may be provided for in the Incentive.

    c.  The recipient engages in Competition with the Company or any Affiliate.

    d. The recipient engages in any activity or conduct contrary to the best interests of the Company or any Affiliate.

    Stock Options and Director Stock Options immediately exercisable upon the occurrence of any of the preceding events shall remain exercisable for seven (7) days after the occurrence of such event unless the Committee in its sole discretion shall provide that such Stock Options and Director Stock Options shall remain exercisable for a longer period.

    The Committee may include in any Incentive any additional or different conditions of forfeiture it may deem appropriate. The Committee also, after taking into account the relevant circumstances, may waive any condition of forfeiture stated above or in the Incentive contract.

    In the event of forfeiture, the recipient shall lose all rights in and to the Incentive. Except in the case of Restricted Stock Incentives as to which the restrictions have not lapsed, this provision, however, shall not be invoked to force any recipient to return any Stock already received under an Incentive.

    Such determinations as may be necessary for application of this Section, including any grant of authority to others to make determinations under this Section, shall be at the sole discretion of the Committee, and its determinations shall be conclusive.

16. Acceleration.

    The Committee may, in its sole discretion, accelerate the date of exercise, vesting, lapse of restrictions or other receipt of any Incentive, provided that in no event shall the Restriction Period for Restricted Stock Incentives be less than three years.

17. Rights as a Shareholder.

    A recipient of an Incentive shall, unless the terms of the Incentive provide otherwise, have no rights as a shareholder, with respect to any options or shares which may be issued in connection with the Incentive until the issuance of a Stock certificate for such shares, and no adjustment other than as stated herein shall be made for dividends or other rights for which the record date is prior to the issuance of such Stock certificate. In addition, with respect to Restricted Stock Incentives, recipients shall have only such rights as a shareholder as may be set forth on the certificate or in the terms of the Incentive.

18. Foreign Nationals.

    Incentives may be awarded to persons who are foreign nationals or employed outside the United States on such terms and conditions different from those specified in the Plan as the Committee considers necessary or advisable to achieve the purposes of the Plan or to comply with applicable laws.

19. Change in Control Provisions.

    (a) Impact of Event. Notwithstanding any other provision of the Plan to the contrary, in the event of a Change in Control, any Incentives outstanding as of the date such Change in Control is determined to have occurred and not then exercisable and vested shall become fully exercisable and vested to the full extent of the original grant and all restrictions on Incentives shall immediately lapse.

    (b) Change in Control Cash Out. Notwithstanding any other provision of the Plan, upon the occurrence of a Change of Control all outstanding Stock Options shall immediately become fully exercisable, and during the 60-day period from and after such Change in Control (the "Exercise Period"), an optionee shall have the right, in lieu of the payment of the exercise price for the shares of Stock being purchased under the Stock Option or Director Stock Option and by giving notice to the Company, to elect (within the Exercise Period) to surrender all or part of the Stock Option or Director Stock Option to the Company and to receive cash, within 30 days of such notice, in an amount equal to the amount by which the Change in Control Price per share of Stock on the date of such election shall exceed the exercise price per share of Stock under the Stock Option or Director Stock Option (the "Spread") multiplied by the number of shares of Stock granted under the Stock Option or Director Stock Option as to which the right granted under this section shall have been exercised; provided, however, that if the end of such 60-day period from and after a Change in Control is within six months of the date of grant of a Stock Option or Director Stock Option held by an optionee who is an officer or director of the Company and is subject to Section 16(b) of the Exchange Act, such Stock Option or Director Stock Option shall be cancelled in exchange for a cash payment to the optionee, effected on the day which is six months and one day after the date of grant of such Option, equal to the Spread multiplied by the number of shares of Stock granted under the Stock Option or Director Stock Option. For purposes of this paragraph only, the date of grant of any Stock Option or Director Stock Option approved by the Committee prior to the date on which the Plan is approved by the Company's shareholders shall be deemed to be the date on which the Plan is approved by the Company's shareholders.

    (c) Definition of Change in Control. For purposes of the Plan, a "Change in Control" shall mean the happening of any of the following events:

        (i) An acquisition by any individual, entity or group within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a "Person") resulting in beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (x) the then outstanding shares of Common Stock of the Company (the "Outstanding Company Common Stock") or (y) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); excluding, however, the following acquisitions of Outstanding Company Common Stock and Outstanding Company Voting Securities: (1) any acquisition directly from the Company (other than an acquisition pursuant to the exercise of a conversion privilege), (2) any acquisition by the Company, (3) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation or other entity controlled by the Company or (4) any acquisition by any person pursuant to a reorganization, merger or consolidation if, following such reorganization, merger or consolidation, the conditions described in clauses (1), (2) and (3) of subsection (iii) of this section are satisfied, or

        (ii) Individuals who, as of the effective date of the Plan, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual who becomes a member of the Board subsequent to such effective date, whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of directors then comprising the Incumbent Board, shall be considered as though such individual were a member of the incumbent Board; but, provided further, that any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board shall not be so considered as a member of the Incumbent Board; or

       (iii) Approval by the shareholders of the Company of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company ("Business Combination"); excluding, however, such a Business Combination pursuant to which (1) all or substantially all of the individuals and entities who are the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination own, directly or indirectly, more than 60% of, respectively, the outstanding shares of common stock, and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation or other entity resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (2) no person (other than the Company, any employee benefit plan or related trust sponsored or maintained by the Company or any corporation or other entity controlled by the Company or such corporation resulting from such Business Combination and any person beneficially owning, immediately prior to such Business Combination, directly or indirectly, 20% or more of the Outstanding Company Common Stock or Outstanding Company Voting Securities, as the case may be) will beneficially own, directly or indirectly, 20% or more of, respectively, the outstanding shares of common stock of the corporation or other entity resulting from such Business Combination or the combined voting power of the outstanding voting securities of such corporation or other entity entitled to vote generally in the election of directors and (3) at least a majority of the members of the board of directors of the corporation or other entity resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

        (iv) The approval by the shareholders of the Company of a plan of partial or complete liquidation or dissolution of the Company.

    (d) Change in Control Price. For purposes of the Plan, "Change in Control Price" means the higher of (i) the highest reported sales price, regular way, of a share of Stock in any transaction reported on the NASDAQ National Market or other national securities exchange on which such shares are listed, as applicable, during the 60-day period prior to and including the date of a Change in Control and (ii) if the Change in Control is the result of a tender or exchange offer or a Business Combination, the highest price per share of Stock paid in such tender or exchange offer or Business Combination; provided, however, that in the case of a Stock Option which (A) is held by an optionee who is an officer or director of the Company and is subject to Section 16(b) of the Exchange Act and (B) was granted within 240 days of the Change in Control, then the Change in Control Price for such Stock Option shall be the Fair Market Value of the Stock on the date such Stock Option is exercised, cancelled or cashed out pursuant to the terms of the Plan. To the extent that the consideration paid in any such transaction described above consists all or in part of securities or other non-cash consideration, the value of such securities or other non-cash consideration shall be determined in the sole discretion of the Board.

20. Amendment of Incentive.

    The Committee may amend, modify or terminate any outstanding Incentive, including substituting therefor another Incentive of the same or a different type, changing the date of exercise or realization and converting an Incentive Stock Option to a Nonstatutory Stock Option, provided that the holder's consent to such action shall be required unless the Committee determines that the action, taking into account any related action, would not materially and adversely affect the Employee and provided further that under no circumstances, except as provided in Section 4 hereof, shall the exercise price of outstanding stock options issued under the Plan be reduced.

21. Amendment to Prior Plan.

    No grants shall be made under the Company's 1996 Incentive Stock Plan on or after shareholder approval of the Plan.

22. Effective Date and Term.

    This Plan shall be effective upon adoption by the shareholders of the Company at its 2002 Annual Meeting to be held on May 7, 2002. The Plan shall continue in effect until May 6, 2012, when it shall terminate. Upon termination, any balances of shares reserved for issuance under the Plan shall be cancelled, and no Incentives shall be granted under the Plan thereafter. The Plan shall continue in effect, however, insofar as is necessary to complete all of the Company's obligations under outstanding Incentives to conclude the administration of the Plan.

23. Termination and Amendment of Plan.

    The Plan may be terminated at any time by the Board of Directors except with respect to any Stock Options, Director Stock Options, Restricted Stock Incentives, Stock Appreciation Rights or Performance Share Incentives then outstanding. Also, the Board may, from time to time, amend the Plan as it may deem proper and in the best interests of the Company or as may be necessary to comply with any applicable laws or regulations, provided that no such amendment shall, without approval of the holders of a majority of the outstanding shares of Common stock, (i) increase the total number of shares which may be issued under the Plan, (ii) reduce the minimum purchase price or otherwise materially increase the benefits under the Plan, (iii) change the basis for valuing Stock Appreciation Rights, (iv) impair any outstanding Incentives without the consent of the holder, (v) alter the class of employees eligible to receive Incentives, or (vi) withdraw the administration of the Plan from the Committee.

24. Construction of Plan.

    The place of administration of the Plan shall be in the State of New York, and the validity, construction, interpretation, administration and effect of the Plan and of its rules and regulations, and rights relating to the Plan, shall be determined solely in accordance with the laws, but not the laws pertaining to choice of laws, of the State of New York.

25. Other Laws.

    The Committee may refuse to issue or transfer any shares or other consideration under a grant if, acting in its sole discretion, it determines that the issuance or transfer of such shares or such other consideration might violate any applicable law or regulation or entitle the Company to recover the same under Section 16(b) of the Exchange Act, and any payment tendered to the Company by a Participant, other holder or beneficiary in connection with the exercise of such grant shall be promptly refunded to the relevant Participant, holder, or beneficiary. Without limiting the generality of the foregoing, no grant granted hereunder shall be construed as an offer to sell securities of the Company, and no such offer shall be outstanding, unless and until the Committee in its sole discretion has determined that any such offer, if made, would be in compliance with all applicable requirements of the U.S. federal securities laws and any other laws to which such offer, if made, would be subject.

                              [HARDINGE LOGO]





                THIS IS YOUR PROXY BALLOT FOR THE ANNUAL MEETING

                             YOUR VOTE IS IMPORTANT

                     PLEASE COMPLETE AND RETURN THIS BALLOT





                                  HARDINGE INC.

    Proxy Solicited on Behalf of the Board of Directors of Hardinge Inc. for
                         the Annual Meeting May 7, 2002

     The undersigned hereby constitutes and appoints J. Patrick Ervin, James L. Flynn and E. Martin Gibson, and each of them, his or her true and lawful agents and proxies with full power of substitution in each, to represent the undersigned at the Annual Meeting of Stockholders of Hardinge Inc. (the "Company") to be held at the Company's corporate headquarters, One Hardinge Drive, Elmira, New York, on Tuesday, May 7, 2002 at 9:00 a.m., local time, and at any adjournments or postponements thereof, with all powers the undersigned would possess, if then and there personally present, on all matters properly coming before said Annual Meeting, including but not limited to the matters set forth below.

     You are encouraged to specify your choices by marking the appropriate boxes, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors' recommendations. Your proxy cannot be voted unless you sign, date and return this card.

     This Proxy when properly executed will be voted in the manner directed herein and will be voted in the discretion of the proxies upon such other matters as may properly come before the Annual Meeting. If no direction is made, this proxy will be voted FOR proposals 1, 2 and 3.


     The Board of Directors recommends a vote FOR Proposals 1, 2 and 3.         /X/  Please mark your votes as in this example.

1.      Proposal for election of Directors.
        NOMINEES:    Class II Directors--Daniel J. Burke, J. Philip Hunter and Albert W. Moore
                           / / FOR ALL NOMINEES        / / WITHHELD FROM ALL NOMINEES

        / / ________________________________________________________________________________________________________________________
            FOR, except authority to vote WITHHELD from the above nominee(s) (write name(s) on line)

2.      Proposal to adopt the Hardinge Inc. 2002 Incentive Stock Plan.

                  / /   FOR                            / /    AGAINST                                / /   ABSTAIN

3.      Proposal to ratify the appointment of Ernst & Young LLP as the Company's independent auditors for 2002.

                  / /   FOR                            / /    AGAINST                                / /   ABSTAIN

                                           CONTINUED AND TO BE SIGNED ON REVERSE SIDE



                  HARDINGE INC.
                  C/O CORPORATE TRUST SERVICES
                  MAIL DROP 10AT66--4129
                  38 FOUNTAIN SQUARE PLAZA
                  CINCINNATI, OH 45202







                                  NAME APPEARS








                                                         FOLD AND DETACH HERE
---------------------------------------------------------------------------------------------------------------------------------
PLEASE DATE, SIGN, AND MAIL THIS PROXY TODAY IN THE ENCLOSED ENVELOPE TO: Corporate Election Services, P.O. Box 535800,
Pittsburgh, PA 15253.

     IF NO BOXES ARE MARKED, THIS PROXY WILL BE VOTED IN THE MANNER DESCRIBED ON THE REVERSE SIDE.

     / / MARK HERE FOR ADDRESS CHANGE AND NOTE BELOW.

                                                                    NOTE:  Please sign exactly as name appears herein. Joint
                                                                    owners should each sign. When signing as attorney, execu-
                                                                    tor, administrator, trustee or guardian, please give full title as such.




                          NAME APPEARS


                                                                     ---------------------------   -------------
                                                                               Signature               Date


                                                                     ---------------------------   -------------
                                                                               Signature               Date



                             [HARDINGE LOGO]





                THIS IS YOUR PROXY BALLOT FOR THE ANNUAL MEETING

                 IT REPRESENTS THE HARDINGE INC. SHARES YOU OWN

                        IN THE HARDINGE INC. SAVINGS PLAN

                             YOUR VOTE IS IMPORTANT

                     PLEASE COMPLETE AND RETURN THIS BALLOT



                                  HARDINGE INC.

    Proxy Solicited on Behalf of the Board of Directors of Hardinge Inc. for
                         the Annual Meeting May 7, 2002

                           HARDINGE INC. SAVINGS PLAN

     The undersigned hereby constitutes and appoints State Street Bank and Trust
Company, as Trustee under the Hardinge Inc. Savings Plan, his or her true and lawful agent and proxy with full power of substitution for all shares of Common
Stock the undersigned has the power to direct the vote under said Plan, to represent the undersigned at the Annual Meeting of Stockholders of Hardinge Inc.
(the "Company") to be held at the Company's corporate headquarters, One Hardinge
Drive, Elmira, New York, on Tuesday, May 7, 2002 at 9:00 a.m., local time, and at any adjournments or postponements thereof, with all powers the undersigned would possess, if then and there personally present, on all matters properly coming before said Annual Meeting, including but not limited to the matters set forth below.

     The undersigned hereby directs State Street Bank and Trust Company as
Trustee of the Plan to vote all shares of Common Stock in the undersigned's accounts under said Plan in accordance with the instructions given herein.
Pursuant to the terms of the Plan, the Trustee of the Plan will vote all shares of Common Stock held in the undersigned's name for which voting instructions have not been received prior to May 3, 2002 in the same proportion as those respective Plan shares for which it has received instructions.

     You are encouraged to specify your choices by marking the appropriate boxes, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors' recommendations.

     This proxy when properly executed will be voted in the manner directed herein and will be voted in the discretion of the Plan Trustee upon such other matters as may properly come before the Annual Meeting. If no direction is made, this proxy will be voted FOR proposals 1, 2 and 3.

     The Board of Directors recommends a vote FOR Proposals 1, 2 and 3.          /X/ Please mark your votes as in this example.

1.   Proposal for election of Directors.
     NOMINEES:   Class II Directors--Daniel J. Burke, J. Philip Hunter and Albert W. Moore

                          / / FOR ALL NOMINEES                           / / WITHHELD FROM ALL NOMINEES

     / / __________________________________________________________________________________________________________________________
         FOR, except authority to vote WITHHELD from the above nominee(s) (write name(s) on line)

2.   Proposal to adopt the Hardinge Inc. 2002 Incentive Stock Plan.

                  / /   FOR                            / /    AGAINST                                / /   ABSTAIN

3.   Proposal to ratify the appointment of Ernst & Young LLP as the Company's independent auditors for 2002.

                  / /   FOR                            / /    AGAINST                                / /   ABSTAIN

                                           CONTINUED AND TO BE SIGNED ON REVERSE SIDE


                  HARDINGE INC.
                  C/O CORPORATE TRUST SERVICES
                  MAIL DROP 10AT66--4129
                  38 FOUNTAIN SQUARE PLAZA
                  CINCINNATI, OH 45202







                                    NAME APPEARS








                                                         FOLD AND DETACH HERE
---------------------------------------------------------------------------------------------------------------------------------
PLEASE DATE, SIGN, AND MAIL THIS PROXY TODAY IN THE ENCLOSED ENVELOPE TO: Corporate Election Services, P.O. Box 535800,
Pittsburgh, PA 15253.

     IF NO BOXES ARE MARKED, THIS PROXY WILL BE VOTED IN THE MANNER DESCRIBED ON THE REVERSE SIDE.
     / / MARK HERE FOR ADDRESS CHANGE AND NOTE BELOW.


                                                                    NOTE:  Please sign exactly as name appears herein. Joint
                                                                    owners should each sign. When signing as attorney, execu-
                                                                    tor, administrator, trustee or guardian, please give full title as such.




                          NAME APPEARS


                                                                     ---------------------------   -------------
                                                                               Signature               Date


                                                                     ---------------------------   -------------
                                                                               Signature               Date
